UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Debtors: Frontier Airlines Holdings, Inc., et al. (1)
Case Number: Jointly Administered 08-11298 (RDD)

Monthly Operating Report for the Period:
Month ended May 31, 2009

Debtors’ Address:
7001 Tower Road
Denver, CO 80249

Monthly Operating Income:  $1.1 million

Debtors’ Attorney:
Damian Schaible
Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Telephone:  (212) 450-4000
Fax : (212) 450-6501
Email:  damian.schaible@dpw.com

Report Preparer: Frontier Airlines Holdings, Inc.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: June 25, 2009	/s/ Heather Iden
Heather Iden
Vice President Controller

(1)	See next page for a listing of Debtors by case number.
(2)	All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report.

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT

(1) The Debtors in these jointly administered cases are as follows:

Debtor Name	Case Number
Frontier Airlines, Inc.	08-11297
Frontier Airlines Holdings, Inc.	08-11298
Lynx Aviation, Inc.	08-11299

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
SCHEDULE OF DISBURSEMENTS

Debtor Name	Case Number	Disbursements for April 10, 2008 to April 30, 2008	Disbursements for month ended May 31, 2008	Disbursements for month ended June 30, 2008
Frontier Airlines, Inc.	08-11297	$83,767,766	$142,196,923	$164,914,886
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$961,414	$1,353,682	$6,791,728

Debtor Name	Case Number	Disbursements for month ended July 31, 2008	Disbursements for month ended August 31, 2008	Disbursements for month ended September 30, 2008
Frontier Airlines, Inc.	08-11297	$143,770,237	$155,230,714	$136,478,359
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$4,718,790	$4,944,656	$3,228,961

Debtor Name	Case Number	Disbursements for the month ended October 31, 2008	Disbursements for the month ended November 30, 2008	Disbursements for the month ended December 31, 2008
Frontier Airlines, Inc.	08-11297	$101,142,014	$101,849,443	$91,293,244
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$2,979,135	$3,094,850	$6,568,062

Debtor Name	Case Number	Disbursements for the month ended January 31, 2009	Disbursements for the month ended February 28, 2009	Disbursements for the month ended March 31, 2009
Frontier Airlines, Inc.	08-11297	$112,494,144	$105,711,455	$92,196,807
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$4,719,470	$3,123,645	$7,166,953

Debtor Name	Case Number	Disbursements for the month ended April 30, 2009	Disbursements for the month ended May 31, 2009	Disbursements filing to date
Frontier Airlines, Inc.	08-11297	$111,961,288	$98,832,027	$1,641,839,306
Frontier Airlines Holdings, Inc.	08-11298	$–	$–	$–
Lynx Aviation, Inc.	08-11299	$4,127,258	$4,321,774	$58,100,378

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF OPERATIONS

(In $U.S. 000’s)
	Month Ended	Month Ended	Filing
	May 31, 2009	April 30, 2009 (1)	To date

Revenues:
Passenger	$81,150	79,618	1,348,729
Cargo	505	548	6,962
Other	6,840	6,377	69,464
Total revenues	88,495	86,543	1,425,155

Operating expenses:
Flight operations	13,120	12,969	185,916
Aircraft fuel	18,403	20,980	551,712
Aircraft lease	9,363	9,356	131,087
Aircraft and traffic servicing	14,138	14,760	205,819
Maintenance	4,831	4,847	99,853
Promotion and sales	9,133	8,956	115,746
General and administrative	4,859	4,448	63,425
Operating expenses – regional partner	–	–	22,288
Loss (gain) on sales of assets, net	(3)	2	(8,603)
Employee separation and other charges	–	–	462
Depreciation	2,908	3,160	45,948
Total operating expenses	76,752	79,478	1,413,653

Operating income	11,743	7,065	11,502

Nonoperating income (expense):
Interest income	93	95	4,136
Interest expense (contractual interest expense was $36,894 from April 10, 2008 to May 31, 2009) (Note 2)	(1,761)	(1,708)	(31,764)
Loss from early extinguishment of debt	(185)	–	(1,174)
Other, net	71	35	(648)
Total nonoperating expenses, net	(1,782)	(1,578)	(29,450)

Income (loss) before reorganization items and income taxes	9,961	5,487	(17,948)
Reorganization items (Note 4)	8,519	1,075	212,089
Income tax expense	380	–	2,201

Net income (loss)	$1,062	4,412	(232,238)

The accompanying notes are an integral part of the financial statements.

(1)	Results for April 2009 have been restated for the impact of implementing EITF 08-03 effective April 1, 2009 – see Note 2

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION BALANCE SHEETS

(In $U.S. 000’s, except  share data)
	May 31, 2009	April 30, 2009 (1)

ASSETS
Current assets:
Cash and cash equivalents (Note 7)	$65,854	70,034
Restricted cash and investments	151,724	142,482
Receivables, net of allowance	42,853	37,649
Deposits on fuel hedges	3,660	3,669
Prepaid expenses and other assets	22,835	22,566
Inventories, net of allowance	13,122	12,375
Assets held for sale	664	721
Total current assets	300,712	289,496

Property and equipment, net	577,346	607,704
Security and other deposits	27,192	27,158
Maintenance reserve deposits	129,571	127,177
Aircraft pre-delivery payments	7,836	7,836
Restricted investments	2,987	2,987
Deferred loan expenses and other assets	9,209	5,441
Total assets	$1,054,853	1,067,799

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities not subject to compromise:
Current liabilities:
Accounts payable (Note 6)	40,064	39,489
Air traffic liability	160,717	155,901
Other accrued expenses	51,653	49,851
Deferred revenue and other current liabilities	14,498	15,069
Short-term borrowings	3,000	3,000
Debtor-in-Possession financing (Note 8)	40,000	40,000
Total current liabilities not subject to	309,932	303,310
compromise

Deferred revenue and other liabilities	18,436	18,595
Other long - term debt (post petition)	3,000	3,000
Total liabilities not subject to compromise	331,368	324,905

Liabilities subject to compromise (Note 5)	686,645	707,210
Total liabilities	1,018,013	1,032,115

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares; none issued	–	–
Common stock, no par value, stated value of $.001 per share, authorized 100,000,000 shares; 36,945,744 issued and outstanding	37	37
Additional paid-in capital	197,274	197,180
Cumulative effect of change in accounting principle	125,122	125,122
Accumulated deficit	(285,593)	(286,655)
Total stockholders’ equity	36,840	35,684
Total liabilities and stockholders’ deficit	$1,054,853	1,067,799

The accompanying notes are an integral part of the financial statements

(1)	Results for April 2009 have been restated for the impact of implementing EITF 08-03 effective April 1, 2009 – see Note 2

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS

(In $U.S. 000’s)
	Month Ended	Month Ended	Filing to
	May 31, 2009	April 30, 2009 (1)	Date
Cash flows from operating activities:
Net loss	$1,062	4,412	(232,238)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
ESOP and stock option compensation expense	94	78	1,958
Depreciation and amortization	3,117	3,397	49,163
Assets beyond economic repair	88	115	1,647
Mark to market adjustments on derivative contracts	(4,162)	–	16,519
Amounts paid for settled derivative contracts	–	–	(2,605)
Loss (gain) on disposal of equipment and other assets, net	(3)	2	(8,603)
Loss on early extinguishment of debt	185	–	1,175
Reorganization items	8,519	1,075	212,089
Changes in operating assets and liabilities:
Restricted cash and investments	(9,242)	(8,124)	(72,624)
Receivables	(5,204)	2,820	10,509
Fuel and other deposits	(25)	(2,920)	(3,523)
Maintenance reserve deposits	(2,394)	(2,056)	(4,450)
Prepaid expenses and other assets	(270)	(3,091)	7,940
Inventories	(747)	89	2,258
Accounts payable	155	(5,042)	299
Air traffic liability	4,816	10,745	(72,742)
Other accrued expenses	3,629	(5,330)	(16,040)
Deferred revenue and other liabilities	(730)	(929)	(7,858)
Net cash used in operating activities	(1,112)	(4,759)	(117,126)

Cash flows from reorganization activities
Net cash used in reorganization activities	(2,421)	(335)	(15,139)

Total net cash used in operating activities	(3,533)	(5,094)	(132,265)

Cash flows from investing activities:
Aircraft purchase deposits made	–	(3,130)	(8,284)
Aircraft purchase deposits returned	–	27	11,539
Sale of short-term investment	–	–	8,800
Proceeds from the sale of property and equipment and assets held for sale	60	23	59,728
Capital expenditures	(182)	(586)	(18,593)
Proceeds from the sale of aircraft – reorganization	20,056	–	214,356
Net cash provided by (used in) investing activities	19,934	(3,666)	267,546

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
MONTHLY OPERATING REPORT
CONDENSED CONSOLIDATED DEBTORS-IN-POSSESSION STATEMENT OF CASH FLOWS
CONTINUED

(In $U.S. 000’s)
	Month Ended	Month Ended	Filing to
	May 31, 2009	April 30, 2009 (1)	Date
Cash flows from financing activities:
Proceeds from Debtor-in-Possession financing (post-petition)	–	10,000	40,000
Extinguishment of long-term borrowings	–	–	(33,754)
Principal payments on long-term borrowings	(1,621)	(1,596)	(37,468)
Principal payments on short-term borrowings	–	–	(3,139)
Payment of financing fees	–	(1,403)	(3,578)
Extinguishment of long-term borrowings – reorganization	(18,960)	–	(138,744)
Net cash provided by (used in) financing activities	(20,581)	7,001	(176,683)

Decrease in cash and cash equivalents	(4,180)	(1,759)	(41,402)
Cash and cash equivalents at beginning of period	70,034	71,793	107,256
Cash and cash equivalents at end of period	$65,854	70,034	65,854

The accompanying notes are an integral part of the financial statements.

(1)	Results for April 2009 have been restated for the impact of implementing EITF 08-03 effective April 1, 2009 – see Note 2

Case Number:  08-11298 (RDD) (Jointly Administered)

FRONTIER AIRLINES HOLDINGS, INC., ET AL.
NOTES TO MONTHLY OPERATING REPORT

1.  Background and Organization

General – Frontier Airlines Holdings, Inc. (“Frontier Holdings” or the “Company”) is a low cost, affordable fare airline operating primarily in a hub and spoke fashion connecting cities coast to coast through our hub at Denver International Airport (“DIA”).  Frontier Holdings is the second largest jet service carrier at DIA based on departures.

Chapter 11 Reorganization Cases – On April 10, 2008 (the “Petition Date”), Frontier Holdings and its two subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.  On April 24, 2008, the Office of the United States Trustee for the Southern District of New York appointed a statutory committee of unsecured creditors.

2.  Basis of Presentation

Condensed Consolidated Debtor-in-Possession Financial Statements – The unaudited financial statements and supplemental information contained herein represent the condensed consolidated financial information for the Debtors.  The results of operations for the period from April 11 to April 30, 2008 were estimated based upon estimates that included the use of statistical data, processed revenue, fuel purchases, and a pro-ration of calendar days within the month of April.  Amounts presented in the unaudited statement of cash flows for the period from April 11 to April 30, 2008 were estimated based on estimated asset and liability balances as of the filing date and actual balances as of April 30, 2008, as well as the aforementioned estimated results of operations for the period from April 11 to April 30, 2008.

In June 2008, the FASB issued EITF 08-3, "Accounting by Lessees for Maintenance Deposits", on the accounting for maintenance deposits under an arrangement accounted for as a lease.  EITF 08-3 applies to the lessee’s accounting for maintenance deposits paid by a lessee under an arrangement accounted for as a lease that are refunded only if the lessee performs specified maintenance activities.   EITF 08-3 requires that lessees continually evaluate whether it is probable that an amount on deposit with a lessor will be returned to reimburse the costs of the maintenance activities incurred by the lessee. When an amount on deposit is less than probable of being returned, it shall be recognized as additional expense. When the underlying maintenance is performed, the maintenance costs shall be expensed or capitalized in accordance with the lessee's maintenance accounting policy. EITF 08-3 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, including interim periods within those fiscal years. Earlier application by an entity that has previously adopted an alternative accounting policy is not permitted. Prior to the adoption of EITF 08-3, the Company recorded its maintenance deposits paid, or supplemental monthly payments under aircraft lease agreements, as an expense when paid.

The Company recognized the effect of the change as a change in accounting principle as of April 1, 2009, for all arrangements existing at this effective date, as an adjustment to the opening balance of retained earnings in the amount of $125.1 million.  The cumulative effect adjustment is the difference between the amounts recognized in the statement of financial position before initial application of this Issue and the amounts recognized in the statement of financial position at initial application of this Issue.

American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in chapter 11, generally does not change the manner in which financial statements are prepared. It does, however, require that the financial statements for periods subsequent to the filing of the chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  The Debtors’ financial statements contained herein have been prepared in accordance with the guidance in SOP 90-7. Further information concerning the Debtors’ accounting policies can be found in the footnotes to our Annual Report on Form 10-K for the period ended March 31, 2009 filed with the United States Securities and Exchange Commission.

Case Number:  08-11298 (RDD) (Jointly Administered)

The unaudited consolidated financial statements have been derived from the books and records of the Debtors.  Certain financial information, however, has not been subject to procedures that typically would be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and, upon the application of such procedures, the Debtors believe that the financial information will be subject to changes.  These changes could be material.  The information furnished in this report includes primarily normal recurring adjustments but does not include all of the adjustments that typically would be made for quarterly financial statements in accordance with U.S. GAAP.  Certain prepaid balances and pre- and post-petition trade accounts payable balances are subject to further review and reclassification.  In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended March 31, 2009 with the United States Securities and Exchange Commission.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year, and may not necessarily reflect the consolidated results of operations, financial position and cash flows of the Debtors in the future.

Intercompany Transactions – Intercompany transactions between Debtors have been eliminated in the financial statements contained herein.

Property and Equipment, net – Recorded at cost net of accumulated depreciation.

Contractual Interest Expense – Contractual interest expense represents amounts due under the contractual terms of outstanding debt for the reporting periods, including debt subject to compromise for which interest expense is not recognized in the income statement in accordance with the provisions of SOP 90-7.

Taxes – The Debtor accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” and recognizes current and deferred income tax assets and liabilities based upon all events that have been recognized in the consolidated financial statements as measured by the enacted tax laws.

The Debtors have received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain first day motions.  As such, the Debtors have paid such taxes when due.

Further, employee withholding obligations are pre-funded by the Debtors and paid directly by the Debtors’ payroll contractor, Automatic Data Processing, Inc. (“ADP”).  Thus, no further information regarding taxes is included in this report.

3.  Cash Management System & Use of Cash

The Court has entered an order authorizing the Debtors to continue to use their existing cash management system including: (i) investment guidelines; (ii) maintenance of existing bank accounts and business forms; and (iii) the authorization to open and close bank accounts.  The Debtors are continuing to collect and disburse cash since the Petition Date using the existing cash management system.

Case Number:  08-11298 (RDD) (Jointly Administered)

4.  Reorganization Items

SOP 90-7 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business, as well as professional fees directly related to the process of reorganizing the Debtors under Chapter 11.  The Debtors’ reorganization items consist of the following:

(In $U.S. 000’s)
	Month ended May 31, 2009	Filing to Date

Professional fees directly related to reorganization	$1,008	$24,547
Unsecured claims allowed by the court	–	177,679
Loss on sale-leaseback transaction	–	1,833
Write-off of debt issuance cost	–	4,654
Loss (gains) on the sale of aircraft	7,511	(6,399)
Cost related to the early return and sale of aircraft	–	2,418
Write-off of equipment note	–	13,541
Gains on contract terminations, net	–	(7,157)
Other	–	973
Total reorganization items	$8,519	$212,089

Professional fees directly related to the reorganization (“Professional Fees”) include fees associated with advisors to the Debtors, the statutory committee of unsecured creditors and certain secured creditors.   Other expenses are primarily related to gains and losses related to a plan to reduce capacity, gain/(loss) on contract terminations, unsecured claims allowed by the courts and penalty fees incurred during 1110 provisions of Bankruptcy.  Professional Fees are estimated by the Debtors and will be reconciled to actual invoices when received.

5.  Liabilities Subject to Compromise

As a result of the Chapter 11 Filings, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. At hearings held in April 2008, the Court granted final approval of many of the Debtors’ “first day” motions covering, among other things, human capital obligations, supplier relations (including fuel supply and fuel contracts), insurance, customer relations, business operations, certain tax matters, cash management, utilities, case management and retention of professionals.

The Debtors may reject pre-petition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Bankruptcy Court.  Damages resulting from rejection of executory contracts and unexpired leases are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. Holders of pre-petition claims were required to file proofs of claims by the bar date. The deadline for the filing of proofs of claims against the Debtors in this case was November 17, 2008.

  A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in the Chapter 11 cases.  Differences between liability amounts estimated by the Debtors and claims filed by creditors will be investigated and, if necessary, the Court will make a final determination of the allowable claim. The determination of how liabilities will ultimately be treated cannot be made until the Court approves a Chapter 11 plan of reorganization. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

SOP 90-7 requires pre-petition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.

Case Number:  08-11298 (RDD) (Jointly Administered)

Liabilities subject to compromise consist of the following:

(In $U.S. 000’s)	May 31, 2009

Accounts payable and other accrued expenses	$52,883
Unsecured allowed claims under Section 365	180,718
Accrued interest expense	3,894
Secured aircraft debt	357,150
Convertible bonds	92,000
Total liabilities subject to compromise	$686,645

Liabilities subject to compromise includes trade accounts payable related to pre-petition purchases, all of which were scheduled for payment in the post-petition period.  As a result, the cash flows from operations were favorably affected by the stay of payment related to these accounts payable.

6.   Post-petition Accounts Payable

To the best of the Debtors’ knowledge, all undisputed post-petition accounts payable have been and are being paid under agreed-upon payment terms except for approximately $2.5 million of invoices received, not yet paid, as of May 31, 2009.

7.   Passenger Facility Charges

Passenger Facility Charges (“PFC”) are assessed on the sale of tickets to end customers and are collected by the Company as an agent and remitted to the respective taxing authority.  These taxes and fees are recorded as a liability until remitted to the respective taxing authority.  As mandated by Federal Regulations for any air carrier that has filed for protection under chapter 11 of the Bankruptcy Code, the Company established a separate reserve account for these funds.  The balances of collected PFC funds as of May 31, 2009 was $5.1 million and are included in cash and cash equivalents in the condensed and consolidated balance sheet.

8.  Debtor-in-Possession (“DIP”) Financing

On March 20, 2009, the Bankruptcy Court approved an order authorizing a $40 million Amended and Restated DIP Credit Facility (“Amended DIP Credit Agreement”) with Republic Airways Holdings, Inc.  The Bankruptcy Court also allowed the damage claim of Republic Airways Holdings, Inc. in the amount of $150 million arising from the Debtors’ rejection of the Airline Services Agreement with Republic Airlines, Inc. and Republic Airways Holdings, Inc.   The allowance of this claim was a condition to Republic Airways Holdings, Inc. providing the Amended DIP Credit Agreement.  The Company retired the existing $30 million DIP Credit Agreement on April 1, 2009.

9.  Subsequent Event

On June 22, 2009, the Company filed its proposed plan of reorganization and a related disclosure statement with the U.S. Bankruptcy Court for the Southern District of New York. The Company also filed a motion to approve an investment agreement with Republic Airways Holdings, Inc. (“Republic”), subject to higher and better proposals under a court-supervised auction. The Company will seek court approval of the investment agreement and proposed auction procedures at a hearing scheduled for July 13, 2009. The Company currently expects to conclude the auction process and emerge from Chapter 11 by autumn 2009.

The investment agreement states that Republic will serve as equity sponsor for the Company’s plan of reorganization and purchase 100% of the equity in the reorganized company for $108.75 million. The plan sponsorship agreement is subject to bankruptcy court approval and various conditions.   If the plan of reorganization is approved and implemented as proposed, upon its emergence from Chapter 11, Frontier Airlines Holdings would become a wholly owned subsidiary of Republic. The proposed plan of reorganization provides for general unsecured creditors to receive $28.75 million in cash. An additional $40 million of the sale proceeds would be applied as repayment of the outstanding DIP loan. If the plan is implemented as proposed, the company’s current equity would be extinguished and holders of that equity would not receive any recovery.

Case Number:  08-11298 (RDD) (Jointly Administered)